REORGANIZATION AGREEMENT


      This Reorganization Agreement ("Agreement") is made and entered into this 31st day of October, 1997 between and among (i) United States Mining & Exploration, Inc., a Utah corporation, which is referred to herein as the "Company," (ii) Global Digital Information, Inc., a Washington corporation, which is referred to herein as "GDI," and (iii) those persons identified in Schedule A-1 attached hereto, who are the beneficial owners of shares of common stock of GDI, no par value per share (the "GDI Shareholders" or the "Shareholders"), and (iv) the person identified in Schedule A-2 hereto, who is the holder of an option (the "Option") to purchase a total of 50,000 shares of GDI's common stock (the "Option Holder"). The GDI Shareholders, and the Option Holder shall hereinafter be referred to collectively as the "Shareholders."

     WHEREAS, the GDI Shareholders, as set forth in Schedule A-1, own and have the right to sell, transfer and convey those shares of GDI's common stock, no par value per share, set forth in Schedule A-1; and

     WHEREAS, the Option Holder, as set forth in Schedule A-2 hereto, owns and has the right to sell, transfer and convey the Option to purchase 50,000 shares of the common stock of GDI , which constitutes one hundred percent (100%) of the issued and outstanding options of GDI; and

     WHEREAS, the Company wishes to acquire one hundred percent (100%) of the issued and outstanding common stock of GDI through exchanging for the shares of GDI's common stock held by the Common Shareholders, shares of the Company's $0.001 par value per share common stock as set forth in Schedule A-1 hereto; and

     WHEREAS, the Company also wishes to acquire one hundred percent (100%) of the issued and outstanding option of GDI, from the Option Holder through exchanging for the Option held by such Option Holder, the Company's options as set forth in Schedule A-2 hereto, possessing identical rights, terms and provisions as the GDI Option; and

     WHEREAS, the GDI Shareholders have agreed to exchange their GDI common shares for shares of the Company's common stock as set forth in Schedule A-1; and

     WHEREAS, the Option Holder has agreed to exchange his GDI Option for the Company's newly issued options as set forth in Schedule A-2 hereto, possessing identical rights, terms and conditions as the GDI Option; and

     WHEREAS, the parties hereto wish to formalize the above mentioned agreements and thereafter accomplish such exchange on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants hereinafter set forth, the parties hereto have agreed and by these presents do hereby agree as follows:

     1. Representations and Warranties by GDI and the GDI Shareholders. GDI and those GDI Shareholders that shall execute and deliver their respective counterpart signature pages to this Agreement, only to the extent that such GDI Shareholders are expressly referred to herein, hereby jointly and severally make the following express representations and warranties to the
Company:

     A. GDI is a corporation duly organized, validly existing and in good standing under the laws of the state of Washington and has the corporate power to own its property and carry on its business in the locations which its business is now conducted. Copies of GDI's Articles of Incorporation and By-laws have heretofore been furnished to the Company by GDI, and all such copies are true, correct and complete copies of the original Articles of Incorporation and By-laws including all amendments thereto.

     B. GDI has the corporate authority to issue a total of 10,000,000 shares of common stock with no par value par value per share, of which 8,500,000 shares of have been issued and are outstanding. In addition, GDI has issued and outstanding that Option to purchase shares of its common stock set forth in Schedule A-2 hereto.

     C. Since inception, GDI has sold shares of its common stock to various investors in transactions described in Schedule B hereto. Such sales were conducted pursuant to exemptions from registration under the Securities Act of 1933, as amended (the "Act") and state securities laws applicable to the offer and sale of securities ("State Acts"). Schedule B hereto accurately identifies by asterisk those investors in GDI'S common stock that are known by GDI of certainty as qualified "Accredited Investors" as such term is defined in Regulation D as promulgated under the Act. The offering documents utilized by GDI in offering and selling its shares to those investors identified in Schedule B hereto contained no misstatements or omissions respecting any material facts and the GDI shares offered and sold to such investors were offered and sold in compliance with the Act and all State Acts. ").

     D. Each of the GDI Shareholders has full power and authority to exchange their respective shares of GDI upon the terms and conditions provided for in this Agreement, and said shares have been duly and validly issued and will be free and clear of any lien or other encumbrance on the Closing Date specified herein.

     E. The Option Holder has the full power and authority to exchange the Option, which is held by him upon the terms and conditions provided for in this Agreement, and said Option has been duly and validly issued and will be free and clear of any lien or other encumbrance on the Closing Date specified herein.

     F. The GDI balance sheet dated July 31, 1997 (the "Balance Sheet") attached hereto as Exhibit 1, contains substantially true and correct statements concerning GDI and the financial condition of GDI's assets and liabilities as of such date. Except as described in the Balance Sheet or Exhibit 2 attached hereto, GDI has not:

               (1) issued any additional shares of its capital stock, or any additional options to acquire such stock, to any person;

               (2) paid or declared any dividends or distributions of capital, surplus, or profits with respect to any of its issued and outstanding shares of capital stock; or

               (3) entered into any other transaction or agreement which would, or might, materially impair the shareholder's equity of GDI.

          G. Since July 31, 1997, and except as provided in the Balance Sheet or Exhibit 2 attached hereto, GDI has not engaged in any material transactions other than transactions in the normal course of the operation of its business, which would, or might, materially impair the shareholder's equity of GDI as reflected in the Balance Sheet.

          H. GDI is not involved in any pending or threatened litigation which would, or might, materially affect its financial condition and which has not been:

               (1)  disclosed in the Balance Sheet, or

               (2)  disclosed to the Company in writing.

          I. GDI has good and marketable title to all of its material property and assets free and clear of any and all liens, encumbrances or restrictions, except for:

               (1) taxes and assessments which may become due and payable in the ordinary course of business; and

               (2) easements or other minor restrictions with respect to its property which do not materially affect the present use of such property.

          J. Except as disclosed in the Balance Sheet, there are no unpaid assessments or proposed assessments of taxes pending against GDI and all liabilities for taxes, as shown on the tax returns filed, or to be filed, by GDI, have been paid or the liability therefor has been provided for and all taxes for periods subsequent to the periods covered by said returns likewise have been paid or adequately accrued; except where the failure to pay would not have a material adverse effect on the business of GDI.

          K. The GDI Shareholders are acquiring the common stock of the Company, and the Option Holder is acquiring the option of the Company solely for their own accounts, for investment, and not with a view to any subsequent "distribution" thereof within the meaning of the Act. The GDI Shareholders understand that the Company's common stock, and the Option Holder understands that the Company's options and the shares of the Company's common stock issuable upon exercise of its options have not been registered under the Act or securities laws of any State ("State Act") by reason of the specific exemptions therefrom, which exemptions depend in part upon their subjective investment intent as expressed herein.

          L. The GDI Shareholders and the Option Holder hereby acknowledge that:

               (1) They are an "Accredited Investor" as such term is defined in Regulation D promulgated under the Act, or they have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the proposed exchange of GDI's securities for securities of the Company, and

               (2) They are able to bear the economic risks of the investment in the Company's securities and they are able to protect their own interests in an investment of this nature.

          M. GDI has those subsidiaries set forth in Schedule C hereto. Each such Subsidiary is duly organized and is authorized to conduct its business as now conducted.

          N. Each of the GDI Shareholders, through execution and delivery of their respective counterpart signature pages to this Reorganization Agreement hereby waives any and all preemptive rights that they may possess in the GDI shares issued to them or to any other shareholder, it being understood that such waiver shall apply nunc pro tunc.

     GDI, the GDI Shareholders and the GDI Option Holder further represent and warrant that all of the representations and warranties set forth above are true as of the date of this Agreement, shall be true at the Closing Date and shall survive the Closing for a period of one year from the Closing Date.

     2. Representations and Warranties by The Company. The Company hereby makes the following express representations and warranties to GDI and the GDI
Shareholders:

          A. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah and has the corporate power to own its properties and carry on its business as now being conducted. Certified copies of the Company's Articles of Incorporation and By-Laws have heretofore been furnished to GDI and the GDI Shareholders by the Company, and all such copies are true, correct and complete copies of the original Articles of Incorporation and By-Laws including all amendments thereto.

          B. The Company has the corporate authority to issue a total of 50,000,000 shares of $0.001 par value per share common stock, of which 491,314 shares are presently issued and outstanding. As of the date of Closing, there are not any outstanding or authorized options, warrants, rights, subscriptions, claims of any character, agreements, obligations, convertible or exchangeable securities, or other commitments, contingent or otherwise, relating to the Company's capital stock, pursuant to which the Company is or may become obligated to issue shares of the Company's common stock, any other shares of its capital stock or any securities convertible into, exchangeable for., or evidencing the right to subscribe for any shares of the capital stock of the Company. All of the shares of the Company's common stock have the same voting and other rights. Notwithstanding the foregoing, The Company will, on or before closing, forward split its currently issued and outstanding shares in the ratio of two for one (without changing the par value thereof) thereby resulting in an increase in the total number of issued and outstanding shares to 982,628.

          C. Commencing February 9, 1984 and ending in January 15, 1985, the Company offered and sold to the public, 1,369,600 shares of its common stock for gross offering proceeds of $13,696. Such offering was conducted by the Company pursuant to a Registration by Qualification filed by the Company with the State of Utah and Section 3 (a) (11) of the Securities Act of 1933, as amended and Rule 147 promulgated thereunder.

          D. The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company has prepared and filed with the Securities and Exchange Commission ("SEC") a Form 10SB which became effective on September 15, 1997. The Company's 10SB, as amended is attached hereto as Exhibit 3. The Company has also prepared and filed information to conform with the provisions of Subparagraph (a)(5) of Rule 15c211 of the Securities Exchange Commission and its shares of common stock were previously qualified for trading on the NASD Electronic Bulletin Board.

          E. Subsequent to the Closing Date of this Reorganization Agreement, the Company will file an amendment to its Articles of Incorporation and adopt such resolutions as necessary for the purpose of changing the name of the Company to "Global Digital Information, Inc."

          F. On or before the Closing Date of this Reorganization Agreement, the Company shall issue a total of 717,372 shares of its common stock to those entities set forth in Schedule D hereto pursuant to those exemptions from registration also set forth in Schedule D hereto Upon the completion of the above stock issuance, the Company will have a total of 1,700,000 shares of common stock, with a par value of $0.001 per share, which are fully paid, validly issued and outstanding.

          G. The audited Financial Statements of the Company which are attached hereto as Exhibit 4 (the "Financial Statements") constitute substantially true and correct statements of the financial condition of the Company and the Company's assets, liabilities and income as of such date. Since the date of the Balance Sheet contained in the Financial Statements, the Company has not, except as provided in paragraph 2F herein above:

               (1) issued any additional shares of its common stock to any person;

               (2) paid or declared any dividends or distributions of capital, surplus, or profits with respect to any of its issued and outstanding shares of common stock;

               (3) paid or agreed to pay any consideration in redemption of any of its issued and outstanding shares of common stock; or

               (4) entered into any other transaction or agreement which would, or might, materially impair the shareholder's equity of the Company as reflected in such Balance Sheet.

          H. The Company, subject to obtaining shareholder approval of the proposed amendments to its Articles of Incorporation, as contemplated hereby, which the Company hereby agrees to faithfully undertake and complete, has the corporate power and authority to execute and perform all of its duties and obligations under the terms of this Agreement and to issue and deliver to the GDI Shareholders those shares of its $0.001 par value per share common stock that are required to be issued and delivered under the terms of this Agreement and to issue and deliver to the GDI Option Holder, that option that is required to be issued and delivered under the terms of this Agreement.
 .
          I. The execution and delivery of this Agreement, and the issuance of the Company's $0.001 par value per share common and options required to be issued hereunder, will have been duly authorized by all necessary corporate action and neither the execution nor delivery of this Agreement nor the issuance of the Company's $0.001 par value per share common stock and options, nor the performance, observance or compliance with the terms and provisions of this Agreement will violate any provision of law, any order of any court or other governmental agency, the Articles of Incorporation or By-Laws of the Company or any indenture, agreement or other instrument to which the Company is a party, or by which it is bound or by which any of its property is bound.

          J. The Company is not involved in any pending or threatened litigation which would, or might, materially affect its financial condition and which has not been:

               (1) provided for in the Financial Statements attached hereto as Exhibit 4, or

               (2) disclosed to GDI, the GDI Shareholders and the Option Holder in writing.

          K. The Company has duly and timely filed or prior to Closing will file with any federal, state, local or foreign governmental taxing authority, body or agency, all federal, state, local and foreign tax returns, declarations, reports estimates, informational returns and statements (collectively ("Returns") required to be filed or sent by or on behalf of the Company, at or prior to the date of Closing, and all such Returns are or will be true, correct and complete. There are no unpaid assessments or proposed assessments of State or Federal income taxes pending against the Company. All liabilities for Federal and State income or franchise taxes, as shown on the tax returns filed, or to be filed, by the Company, have been paid or the liability therefor has been provided for in the attached Balance Sheet and all Federal and State income or franchise taxes for periods subsequent to the periods covered by said returns likewise have been paid or adequately accrued; except where the failure to pay would not have a material adverse effect on the business of the Company.

          L. The shares of the Company's $0.001 par value per share common stock which will be delivered to the GDI Shareholders pursuant to the terms of this Agreement will, on delivery in accordance with the terms hereof, be duly authorized, validly issued and fully paid and non assessable. The Company's option issuable to the Option Holder and the shares of common stock issuable upon exercise of the Company's option have been duly and validly authorized and, when issued and delivered against payment as provided herein, will be validly issued, fully paid and non assessable. The shares of common stock issuable upon exercise of the Company's option upon issuance, will not be subject to the preemptive rights of any shareholders of the Company or any restrictions upon voting or transfer pursuant to the Company's Articles of Incorporation, Bylaws, or any agreement to which the Company is a party. The Company's option issued to the Option Holder, when delivered, will constitute valid and binding obligations of the Company enforceable in accordance with their terms. A sufficient number of shares of the Company's $0.001 par value per share common stock have been or shall be reserved, for issuance upon exercise if the Company's option deliverable to the Option Holder. Upon delivery of and payment for the shares of common stock issuable upon exercise of the Company's option issued to the Option Holder, the holder of the Company's option will receive good and marketable title thereto, free and clear of all liens, encumbrances, charges and claims except those created by, through or under the Company's option and except restrictions on transfer arising under federal and state securities laws and their rules and regulations. The Company will have on the at the time of delivery of its option to the Option Holder the, full legal corporate right and power and all authorization and approval required by corporate law to sell, transfer and deliver such option in the manner provided hereunder, except for applicable restrictions on transfer arising under federal and state securities laws and their rules and regulations respecting the offer and sale of securities.

          M. On the Closing Date, the Company will cause those individuals set forth in Schedule E to be elected to the Company's Board of Directors.

          N. The consummation of the transaction contemplated hereby will not: (i) violate any provision of the charter, By-laws or other organizational documents of the Company, (2) violate in any material respect any statute, ordinance, rule, regulations, order or decree of any court of any governmental or regulatory body, agency or authority applicable to the Company, (3) require the filing with, or obtaining any permit, consent or approval of, or the giving of any notice to, any governmental or regulatory body, agency or authority; or (4) result in a material violation, termination or breach of, conflict with, constitute (with or without the giving of notice or lapse of time or both ) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company, result in the forfeiture of any rights, entitlements or privileges under, create any right or entitlement including without limitation, to employment or compensation) not expressly provided for herein, or require the consent or approval of any party under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit agreement, lure, agreement or other instrument or obligation to which the Company is a party, except for such violations, filings, consents, approvals, notices, terminations, breaches, conflicts, defaults, liens, security interests, charges, encumbrances, forfeitures, rights and entitlements that would not, individually or in the aggregate, have a materially adverse effect on the condition of the Company taken as a whole.

          O. Except as set forth in the audited Balance sheet of the Company attached hereto as Exhibit 4, the Company has no material claims against it, liabilities or indebtedness, contingent or otherwise. The Company does not know or have reason to know of any basis for the assertion against the Company of any liability of any material nature or in any material amount not fully reflected or reserved against in the Company's audited Balance sheet.

          P. There is no legal, administrative, arbitral or other proceedings claim, action, cause of action or governmental investigation of any nature seeking to impose, or that could result in the imposition, on the Company of any liability easing under any local, state or federal environmental statute, regulation or ordinance, including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, pending or threatened against the Company, which would be required to be disclosed pursuant to Item 103 or 303 of Regulation SK (17 CFR
               229). To the best knowledge of the Company there is no reasonable basis for any such proceeding, claim action, or governmental investigation that would impose any such liability; and the Company is not subject to any agreement order, judgment, decree or memorandum by or with any court, governmental authority, regulatory agency third party imposing any such liability.

          Q. The Company has not established, maintained or contributed to any employee benefit plans. As used herein, the term "Employee Benefit Plans" means all employee benefit plans within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). As of the date of Closing all other plans, including but not limited to, programs and arrangements providing profit sharing, retirement, pension, savings, thrift, deferred compensation, stock option, stock purchase, group insurance, accident, sickness, medical, dental, disability, have been terminated and there are no continuing obligations by the Company pursuant to said plans. All vacation pay, severance pay, incentive compensation and bonuses have been paid, and there are no continuing obligations by the Company.

     The Company further represents and warrants that all of the representations and warranties set forth above are true as of the date of this Agreement, shall be true at the Closing Date and shall survive the closing for a period of one year from the Closing Date.

     3. Conditions to the Obligations of The Company. The obligations of the Company hereunder shall be subject to the following conditions:

          A. The Company shall not have discovered any material error, misstatement or omission in any of the representations and warranties made by GDI, and/or the Shareholders herein and all the terms and conditions of this Agreement to be performed and complied with have been performed and complied with.

          B. There shall have been no substantial adverse changes in the financial condition, business or operations of GDI from the date of this Reorganization Agreement, until the Closing Date, except for changes resulting from operations in the usual and ordinary course of its business, and between such dates no business and assets of GDI shall have been materially adversely affected as the result of any fire, explosion, earthquake, flood, accident, strike, lockout, combination of the workmen, taking over of any such assets by any governmental authorities, riot, activities of armed forces, or Acts of God or of the public enemies.

     4. Conditions to the Obligations of The Shareholders and GDI. The obligations of the GDI Shareholders and GDI hereunder are subject to the following conditions:

          A. The Shareholders and GDI shall not have discovered any material error or misstatement in any of the representations and warranties made by the Company herein and all the terms and conditions of this Agreement to be performed and complied with by the Company have been performed and complied with.

          B. There shall have been no substantial adverse changes in the financial condition, business or operations of the Company, except for changes resulting from those operations in the usual ordinary course of the business, and no business and assets of the Company shall have been materially adversely affected as the result of any fire, explosion, earthquake, flood, accident, strike, lockout, combination of the workmen, taking over of any such assets by any governmental authorities, riot, activities of armed forces, or Acts of God or of the public enemies.

     5. Closing Date. The Closing of this Agreement ("Closing Date") shall take place on or before November 15, 1997.

     6. Exchange of Securities. Subject to the terms and conditions set forth herein,

          A. At the time of the Closing referred to in Section 5 hereof the Company will issue and deliver, or cause to be issued and delivered to the GDI Shareholders identified in Schedule A-1 hereto certificates evidencing the ownership of the securities as designated therein and concurrently therewith the GDI Shareholders identified in Schedule A-1 hereto shall directly or through their agent deliver or cause to be delivered to the Company, certificates evidencing the ownership of securities as designated therein, all duly endorsed to the Company, and

          B. At the time of the Closing referred to in Section 5 hereof the Company will issue and deliver, or cause to be issued and delivered to the GDI Option Holder identified in Schedule A-2 hereto it option instrument evidencing the ownership of the Company's option as designated therein and concurrently therewith the GDI Option Holder identified in Schedule A-2 hereto shall directly or through their agent deliver or cause to be delivered to the Company, the GDI Option instrument evidencing the ownership of the GDI Option as designated therein, all duly endorsed to the Company.

     7. Actions at the Closing. At the Closing of this Agreement, the Company and the GDI Shareholders and the GDI Option Holder will each deliver, or cause to be delivered to the other, the securities to be exchanged in accordance with Section 6 of this Agreement and each party shall pay any and all Federal and State taxes required to be paid in connection with the issuance and the delivery of their own securities. All stock certificates shall be in the name of the party to which the same are deliverable. In addition to the above mentioned exchange of certificates, the following transactions will take place at the initial and any subsequent Closings.

     The Company will deliver to the Shareholders and GDI:

          A. Duly certified copies of corporate resolutions and other corporate proceedings taken by the Company to authorize the execution, delivery and performance of this Agreement;

          B. A certificate executed by a principal officer of the Company attesting to the fact that all of the foregoing representations and warranties of the Company are true and correct as of the Closing Date and that all of the conditions to the obligations of the GDI Shareholders, and the GDI Option Holder which are to be performed by the Company have been performed as of the Closing Date; and

          C. A certificate of corporate good standing for the Company from the State of Utah which shall be dated no more than 60 days prior to the Closing Date; and

     The GDI Shareholders and GDI  will deliver to the Company:

          A. Duly certified copies of corporate resolutions and other corporate proceedings taken by GDI to authorize the execution, delivery and performance of this Agreement;

          B. A certificate of corporate good standing for GDI from Washington which shall be dated no more than 60 days prior to the Closing Date; and

          C. A certificate by a principal officer of GDI that each of the representations and warranties of GDI are true and correct as of the Closing Date and that all of the conditions to the obligations of the Company which are to be performed by GDI and the GDI Shareholders have been performed as of the Closing Date.

     8. Conduct of Business. Between the date hereof and the Closing Date, GDI shall conduct its business in the same manner in which it has heretofore been conducted and the Shareholders will not permit GDI to (1) enter into any contract, other than in the ordinary course of business, or (2) declare or make any distribution in the nature of a dividend or return of capital to the GDI Shareholders, without first obtaining the written consent of the Company.

     9. Board of Directors. Immediately after the Closing, the Board of Directors of the Company shall have a meeting, at which all of the present directors of the Company shall resign, and they shall fill the vacancies created by their respective resignations, as members of the Company's Board of Directors, in accordance with the By-Laws of the Company, with such individuals as set forth in Schedule E hereto.

     10. Future Registration. The GDI Shareholders and the GDI Option Holder understand that because the Company's common stock and the Company's option (and the Company's common stock issuable upon exercise of the Company's option) have not been registered under the Act or any State Act, they must hold the Company's common stock and the Company's option (and the Company's common stock issuable upon exercise of the Company's option) indefinitely, and cannot dispose of any or all of them unless such they are subsequently registered under the Act and any applicable State Act, or exemptions from registration are available. The GDI Shareholders and Option Holder acknowledge and understand that they have no independent right to require the Company to register the securities held by them. The GDI Shareholders and Option Holder further understand and the subscription agreement to be executed by them contain representations evidencing the fact that the Company may, as a condition to the transfer of any of the shares of the Company's common stock or the Company's option (or the Company's common stock issuable upon exercise of the Company's option), require that the request for transfer be accompanied by an opinion of counsel, in form and substance satisfactory to the Company, provided at such GDI Shareholders or Option Holders expense, to the effect that the proposed transfer does not result in violation of the Act or any applicable State Act, unless such transfer is covered by an effective registration statement under the Act and is in compliance with all applicable State Acts.

     11. Transferability. All shares of the Company's common stock and its option which are issued to the GDI Shareholders and Option Holder pursuant to the terms of this Agreement (and the Company's common stock issuable upon exercise of the Company's option) shall be "restricted securities" within the meaning of Regulation D of the Act. The Company shall issue stop transfer instructions to the transfer agent for its common stock and shall place the following legend on the certificates representing such stock and option:

          "The securities represented by this certificate have been acquired pursuant to a transaction effected in reliance upon an exemption under the Securities Act of 1933, as amended (the "Act"), and have not been the subject to a Registration Statement under the Act or any state securities act. The securities may not be sold or otherwise transferred in the absence of such registration or applicable exemption therefrom under the Act or any applicable State securities act."

     12. Access to Information. Concurrently herewith, the Company has delivered to the GDI Shareholders and the Option Holder correct and complete copies of all documents and records requested by the Shareholders including. but not limited to a copy of this Agreement with a copy of the most recent Form 10SB, as amended (attached hereto as Exhibit 3) filed by the Company with the SEC. In addition, the GDI Shareholders and Option Holder have had the opportunity to ask questions of, and received answers from, officers and directors of the Company, and persons acting on its behalf concerning such information and the terms and conditions of the Agreement, and have received sufficient information relating to the Company to enable them to make an informed decision with respect to the acquisition of the common stock, and the option.

     13. No Solicitation. At no time were the GDI Shareholders, or Option Holder presented with or solicited by any leaflet, public promotion meeting, circular, newspaper or magazine article, radio or television advertisement, or any other form of general advertising in connection with their acquisition of the common stock or the Company's option.

     14. Expenses. The GDI Shareholders and Option Holder, GDI and the Company shall each pay their respective expenses incident to this Agreement and the transactions contemplated hereby, including all fees of their counsel and accountants, whether or not such transactions shall be consummated.

     15. Finders. The GDI Shareholders and Option Holder and GDI shall indemnify and hold the Company harmless against and with respect to all claims or brokerage or other commissions relative to this Agreement or the transactions contemplated hereby, based on any agreements, arrangements, or understandings claimed to have been made by the Shareholders and/or GDI with any third party. The Company shall indemnify and hold the GDI Shareholders and Option Holder and GDI harmless against and with respect to all claims for brokerage or other commissions relative to this Agreement or the transactions contemplated hereby, based in any agreements, arrangements, or understandings claimed to have been made by the Company with any third party. Except as provided in Exhibit 5, each party to this Agreement represents and warrants to each other party that it has not dealt with and does not know of any person, firm or corporation asserting a brokerage, finder's or similar claim in connection with the making or negotiation of this Agreement or the transactions contemplated hereby.

     16. Attorney's Fees. In the event of any litigation among the parties related to this Agreement, the prevailing party shall be entitled to reasonable attorney's fees and costs to be fixed by the court, said fees to include appeal and collection of judgment.

     17.  Miscellaneous.

          A. This Agreement shall be controlled, construed and enforced in accordance with the laws of Utah.

          B. This Agreement shall not be assignable by either party without prior written consent of the other.

          C. All paragraph headings herein are inserted for convenience only. This Agreement may be executed in several counterparts, each of which shall be deemed an original, which together shall constitute one and the same instrument.

          D. This Agreement sets forth the entire understanding between the parties, there being no terms, conditions, warranties or representations other than those contained herein, and no amendments hereto shall be valid unless made in writing and signed by the parties hereto.

          E. This Agreement shall be binding upon and shall inure to the benefit of the heirs, executors, administrators and assigns of the GDI Shareholders, the and Option Holder and GDI and upon the successors and assigns of the Company.

          F. All notices, requests, instructions, or other documents to be given hereunder shall be in writing and sent by registered mail:

          If to GDI Shareholders, the GDI Warrant Holders or GDI:

                         Global Digital Information, Inc.
                         13212 N.E. 16th Street #311
                         Bellevue, Washington 98005

          With Copies to:

                         James B. Parsons, Esq.
                         10655 N.E. 4th St.
                         Bellevue, Washington 98004

          If to the Company:

                         United States Mining & Exploration, Inc.
                         c/o Leonard W. Burningham
                         Hermes Building Suite 200
                         455 East Fifth South
                         Salt Lake City, Utah 84111-3323

          G.   This Agreement may be executed in counterparts,   each of
               which shall be deemed an original, but all of which shall constitute the same instrument.

                            REORGANIZATION AGREEMENT
                           COUNTERPART SIGNATURE PAGE



     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                   Global Digital Information, Inc. a
                                   Washington corporation

                                   By:   /s/ Jeffrey Beneson

                             REORGANIZATION AGREEMENT
                            COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                              United States Mining & Exploration, Inc.,
                         a  Utah corporation

                              By: /s/ Sheryl Ross

                                   COUNTERPART
                      REORGANIZATION AGREEMENT SIGNATURE PAGE
                                 GDI SHAREHOLDERS

All GDI Shareholders are accredited with the exception of the four (4) marked with an asterisk.

October 29, 1997                   /s/ Jeffrey Beneson
October 24, 1997                   /s/ Jose-Luis Riesco
October 17, 1997                   /s/ William Wenner
October 27, 1997                   /s/ Daniel Lee Arensmeir
October 21, 1997                   /s/ David L. Hartman
October 22, 1997                   /s/ J. Paul Fallon
October 22, 1997                   /s/ Stephen J. Scheer
                                   /s/ James D. Kellogg
November 3, 1997                   /s/ David M. Hunter
                                   /s/ William H. O'Grady
                                   /s/ Brian Gorelick
                                   /s/ Charles W. Gay
October 23, 1997                   /s/ Darlene H. Hascoolidge
October 21, 1997                   /s/ Gary W. Oldham
October 16, 1997                   /s/ William C. Scheatzel
October 24, 1997                   /s/ Rainbow Trading, Inc.
October 26, 1997                   /s/ Janice Eichinger
October 24, 1997                   /s/ Addington Corporation
October 24, 1997                   /s/ Martin Hagenson
                                   /s/ Debra Ayers
October 25, 1997                   /s/ James B. Parsons, P.S.
October 24, 1997                   /s/ Gerald E. Koch
October 28, 1997                   /s/ Kenneth G. Koch
October 23, 1997                   /s/ Kenneth Gorelick
October 23, 1997                   /s/ Brian Gorelick
October 23, 1997                   /s/ Paula Gorelick
October 23, 1997                   /s/ Lisa Garrett
October 23, 1997                   /s/ Andrew Caraker
October 23, 1997                   /s/ Morris Gorelick
October 21, 1997                   /s/ Brian Potts
October 28, 1997                   /s/ Paul Gonnella
October 22, 1997                   /s/ Michael J. Donahue
October 21, 1997                   /s/ Arnold E. and Barbara S. Shute
October 24, 1997                   /s/ Lloyd Freitas
October 27, 1997                   /s/ Paul J. Cammarata
October 22, 1997                   /s/ Peter A. Wathen
October 29, 1997                   /s/ Robert E. McGarvey
November 6, 1997                   /s/ Dee Jay Cooley
October 21, 1997                   /s/ Leonard E. Little
October 22, 1997                   /s/ Stephen J. Scheer
October 21, 1997                   /s/ James Brouwer
October 22, 1997                   /s/ Donald Stephenson
October 27, 1997                   /s/ William M. and Nancy C. Coyne
October 27, 1997                   /s/ Scott A. Broullett
October 24, 1997                   /s/ Vern J. Essenberg, Jr.
October 22, 1997    *              /s/ Vern J. Essenberg
October 22, 1997                   /s/ David L. Evans
November 3, 1997                   /s/ Richland Medical Group
October 23, 1997                   /s/ Paul J. Song
                                   /s/ Thomas E. Legas
                                   /s/ John Paulson
                                   /s/ J. W. Loucks and Tillie Loucks
October 27, 1997                   /s/ Daniel Rivera
October 24, 1997                   /s/ James C. Smith
October 21, 1997                   /s/ Troy J. Whistman
October 27, 1997                   /s/ John A. and Deanne L. Nelson
October 27, 1997                   /s/ Henning V. Nelson
October 21, 1997                   /s/ David D. Meunier
October 21, 1997                   /s/ Antony Dyke
November 3, 1997                   /s/ Clarence Meunier
October 22, 1997                   /s/ Stephen J. Scheer
October 24, 1997                   /s/ Technologie Finance Ltd.
October 23, 1997                   /s/ Ryan Beneson
October 24, 1997                   /s/ Addington Corp.
October 24, 1997                   /s/ Rainbow Trading, Inc.
October 29, 1997                   /s/ Thomas G. Koch
October 29, 1997                   /s/ Eugene F. Huse
October 24, 1997                   /s/ Paul John Axt
                    *              /s/ Sandra Lynn Corley
October 20, 1997    *              /s/ John Franklin
October 27, 1997    *              /s/ George Miklos
October 29, 1997                   /s/ Roger Wingerter
October 24, 1997                   /s/ Miguel Rabay
October 22, 1997                   /s/ Gordon B. Frazer
October 31, 1997                   /s/ E. Joe Lovato
October 17, 1997                   /s/ Arnold S. Farber
October 30, 1997                   /s/ Corleen Longland
                                   /s/ Tony Gable
October 28, 1997                   /s/ Fawn Beneson

                             COUNTERPART
                REORGANIZATION AGREEMENT SIGNATURE PAGE
                         GDI OPTION HOLDER


November 24, 1997                  /s/ Frank W. Wenner

                               SCHEDULE A-1

Name & Address                Cert. #   Amount of Shares

 Jeffrey Beneson                   1         675,000        Founders
 14753 NE 1st Pl. C-7
 Bellevue, WA 98007

 Jose-Luis Riesco                  2          50,000        Founders
 2673 231st Ave SE
 Issaquah, WA 98029

 William Wenner                    3         200,000        Founders
 6402 Eastside Dr
 Tacoma, WA 98422

 Dan Arensmeir                     4          75,000        Founders
 1665 Grant
 Denver, Co. 80203

 David Hartman                     5         100,000        Founders
 21 Poplar Ave.
 New Brunswick, NJ 08902

 J. Paul Fallon                    6         100,000        Founders
 51 Trapper Ln.
 Levittown, NY 11756-5239

 Stephen Scheer                    7         100,000        Founders
 2825 28th Ave. W
 Seattle, WA 98199

 Jim Kellogg                       8         200,000        Founders
 310 Marie Street
 Wenatchee, WA 98001

 David Hunter                      9          10,000        Founders
 18099 NW Varesa Ct.
 Issaquah, WA 98027

 William O'Grady                   10         10,000        Founders
 1214 Starling ST
 Steilcoom, WA 98388

 Brian Gorelick                    11         25,000        Founders
 13212 NE 16TH
 Bellevue, WA 98005

 Charlie Gay                       12         25,000        Founders
 7815 Rock Hill Lane
 Cincinnati, OH 45243

 Darlene Hascoolidge               13        100,000        Founders
 8649 Island DR. S
 Seattle, WA 98118

 Gordie Siebring                   14         50,000        Founders
 2107 148TH ST
 Albioa, IA 50005

 Duncan Elliot                     15         50,000        Founders
 133 Codling Rd
 Bury ST Edmund, Eng IP327HE

 Gary Oldham                       16        100,000        Founders
 P.O Box 3012
 Federal Way, WA 98063

 Lloyd Freitas                     17         35.000        Founders
 4231 E 14TH
 Oakland, CA 94601

 Sharon Halfast                    19         10,000        Founders
 E. 18555 Hwy 3
 Cataldo, ID 83810

 Bill Scheatzel                    20         25,000        Founders
 1195 Brentwood St.
 Gustine, CA 95322

 Dallington Corporation            21        400,000        Founders
 133 Codling Road
 Bury St. Edmunds, Eng
 IP327HE, UK

 Janice Eichenger, TTE             22        400,000        Founders
 1201 Lincoln Way
 Coeur "d" Lane, ID 83814

 Rainbow Trading, Inc.             23        300,000        Founders
 133 Codling Street
 Bury St. Edmunds, Eng.
 IP327HE, UK

 Addington Corporation             24        252,000        Founders
 133 Codling Street
 Bury St. Edmunds, Eng.
 IP327HE, UK

 Martin Hagenson                   25         25,000        Founders
 P.O. Box 1059
 Poulsbo, WA 98370

 Debbie Ayas                       26          5,000        Founders
 2115 244 Ave. SE
 Issaquah, WA 98029

 Cairo Development Technologies    27         25,000        Founders
 3627 S. 261 St.
 Kent, WA 98032

 James B. Parsons, P.S.            28         25,000        Founders
 10655 NE 4TH St. Suite 707
 Bellevue, WA 98004

 Gerald Koch                       29        100,000        Founders
 1720 Country Club Dr.
 E. Wenatchee, WA 98802

 Kenneth Koch                      30         50,000        Founders
 10091 Shelba Way
 San Diego,CA 92129

 Kenneth Gorelick                  31         10,000        Founders
 13212 NE 16TH
 Bellevue, WA 98005

 Brian Gorelick                    32         10,000        Founders
 13212 NE 16TH
 Bellevue, WA 98005

 Paula Gorelick                    33          10,000       Founders
 13212 NE 16TH
 Bellevue, WA 98005

 Lisa Garret                       34         10,000        Founders
 13212 NE 16TH
 Bellevue, WA 98005

 Andrew Caraker                    35         10,000        Founders
 13212 NE 16TH
 Bellevue, WA 98005

 Morris Gorelick                   36        285,000        Founders
 13212 NE 16TH
 Bellevue, WA 98005

 Brian Potts                       37         18,000        Founders
 2525 S. 316= Lane C-302
 Federal Way, WA 98003

 Gerry Hodgkiss                    38         40,000        Founders
 2923 56TH Ave. N.E.
 Tacoma, WA 98422

 Paul Gonnella                     39         60,000        Founders
 517 Rivershire PI.
 Lincolnshire, IL 60069

 Michael Donahue                   40         20,000        Founders
 2100 SW 356TH
 Federal Way, WA 98003

 Arnold and Barbara Shutz          41         10,000        Founders
 23630 Mt Forest Blvd.
 Monroe, WA 98272

 Lloyd Freitas                     42         15,000        Founders
 4231 E 14TH
 Oakland, CA 94601

 Paul Cammarata                    43         80,000        Founders
 222 Andover Street
 Wilmington, MA 01887

 Peter Wathen                      44         20,000        Founders
 11415 Meath Ave.
 Fairfax, VA 22030

 Robert McGarvey                   45          6,000        Founders
 6010 S. Hwy. 33
 6011 Guestine, CA 95322

 S. Lasater                        46         14,000        Founders
 1313 Pointer Way
 Newman, CA 95360

 Dee Jay Cooley                    47         15,000        Founders
 8649 Island Dr S
 Seattle, WA 98118

 Leonard Little                    48         13,600        Founders
 8601 Amblecot Rd
 Knoxville, TN 37923

 Stephen Scheer                    49         20,000        Founders
 2825 28TH Ave W
 Seattle, WA 98199

 James Brouwer                     50          7,250        Founders
 5767 147TH Ave NE
 Bellevue, WA 98007

 Pamela Swaney                     51            400        Founders
 3824 S Park
 Tacoma, WA 98408

 Alliance Hyponotherapy            52          1,000        Founders
 30640 Pacific Hwy S.
 Federal Way, WA 98003

 Larry Woods                       53         10,000        Founders
 25 Carmen Hill Road #1
 New Milford, CN 96776

 Donald Stephenson                 54         34,000              WA Corp Fd
 133 Fretz
 Telford, PA 18969

 William Coyne                     55         10,000        Founders
 1430 Holcomb St.
 Port Townsend, WA 98368

 Paul Vedmed                       56         10,000        Founders
 13451 SE 27TH St.
 Bellevue, WA 98005

 Christina McGary                  57        Canceled       Founders

 Scott Broullett                   58          5,000        Founders
 6530 67TH Pl. NE
 Marysville, WA 98270

 Discovery Chiropractic Center     59          1,000        Founders
 3655 34 AveW
 Seattle, WA 98199

 Vern and Beth Essenberg Jr.       60         10,000          $1.00
 6916 97TH Ave. SW
 Tacoma, WA 98498

 Vern and Judith A Essenberg       61          3,000          $1.00
 4624 Wyatt
 Grandville,MI 49418

 Law Office Of David L.
 Evens, P.S., Inc.                 62            250           $.50
 30640 Pacific Hwy. S Suite E
 Federal Way, WA 98003

 Richland Medical Group            63         25,000          $1.00
 800 Swift Blvd. Suite 200
 Richland, WA 99352

 Paul Song                         64          1,000        Founders
 C/O Ace Cleaners
 26921 Maple Valley Hwy. SE
 Maple Valley, WA 98038

 Nola Wixom                        65            500          $1.00
 5103 S. 360TH St.
 Auburn, WA 98001-9117

 Leonard T. Antonio                66          2,000           $.50
 11515 62nd. Ave E
 Puyallup, WA 98373

 Thomas E Legas                    67          5,000          $1.00
 822 Island Blvd.
 Fox Island, WA 98333

 Cy Yasuo Kawasaki                 68          3,000        Founders
 4323 NE 77TH
 Renton, WA 98059

 John Thomas Paulson               69          1,500          $1.00
 32221 46Th Pl. S.W
 Federal Way, WA 98023

 Pamela J Swaney                   70            200        Founders
 3824 S. Park
 Tacoma, WA 98408

 Donald H Stephenson               71        Canceled       Founders
 133 Fretz Rd.
 Telford, PA 18969

 Karen A. Furuya                   72          2,800           $.50
 5611 Hazel Ave. SE
 Auburn, WA 98092

 E. Joe Lavato                     73        Canceled         $1.00
 251 Jansen
 Nordland, WA 98358

 James W Loucks                    74         50,000           $.50
 27433 48TH Ave S
 Kent, WA 98032

 Daniel Rivera                     75         10.000           $.50
 P.O. Box 25278
 Federal Way, WA 98003

 James Smith                       76         16,400        Founders
 3627 S 261st St.
 Kent, WA 98032

 E. Joe Lovato                     77        Canceled         $1.00
 251 Jansen
 Norland, WA 98358

 Donald Gorelick                   81         20,000        Founders
 13213 NE 16th
 Bellevue, WA 98805

 Troy Wistman                      82         50,000        Founders
 P.O. Box 23456
 Federal Way, WA 98093-0456

 John and Deanne Nelson            83         10,000           $.50
 5071 Dorado Dr. No. 101
 Huntington Beach, CA 92649

 Henning and Shirly Nelson         84           2,000          $.50
 1142 Vista Place
 Edmunds, WA 98020

 Nettie Cade                       85           5,000       Founders
 423 Church Street
 Selma, AL 36701

 Mary McMillion                    86           5,000       Founders
 423 Church Street
 Selma, AL 36701

 Addington Corporation             87          65,000       Founders
 133 Codling Street
 Bury St. Edmunds, Eng.
 IP327HE, UK

 GC Noah, MD, PSP                  88         25,000        Founders
 423 Church Street
 Selma, AL 36701

 David and Tracy Meunier           89        289,617.50          Founders
 31601 32nd Ave SW
 Federal Way, 98023

 Antony & Stephanie Dyke           90        289,617.50          Founders
 4615 36th Street N.E.
 Tacoma, WA 98422

 Daniel Rivera                     91         92,870        Founders
 P.O. Box 25278
 Federal Way, WA 98003

 William & Nancy Coyne             92        110,352.50          Founders
 1430 Holcomb Street
 Port Townsend, WA 98368

 Clarence & Edith Meunier          93         27,565        Founders
 P.O. Box 1649
 Buckley, WA 98321

 Gaylen B Payne                    94        106,652.50          Founders
 30640 Pacific Hwy, S.
 Federal Way, WA 98003

 Steven&Laura Scheer               95          8,325        Founders
2825 28~ Ave. W
Seattle, WA 98199

 Danny Allison                     96           1,500         $1.00
 1701 Park Place Ave
 Bedford, TX 76022

 Dr. Kevin Doody                   97        100,000          $1.00
 1109 Somerset Blvd
 Colluyville, TX 76034

 Technologie Finance Ltd           98        1,000,000      Founders
 133 Codling Street
 Bury St. Edmunds
 England, IP327HE, UK

 Ryan Beneson                      99        320,000        Founders
 14753 NE 1~ Place C-7
 Bellevue, Wa 98007

 Addington Corp                    100       100,000        Founders
 133 Codling Street
 Bury St. Edmunds
 England, IP237HE

 Rainbow Trading, Inc              101       100,000        Founders
 133 Codling Street
 Bury St. Edmunds
 England, IP327HE, UK

 Koch Family Gift Trust            103       400,000        Founders
 41 148 Ave SW #2
 Bellevue, WA 98007

 Fawn Beneson                      102       Cancelled
 4753 NE 1st. Place C-7
 Bellevue, WA 98007

 John Tollefson                    104        45,000        Founders
 704 228th Ave. NE #382
 Redmond, WA 98063

 Jerry Huse                        105        45,000        Founders
 525 Norfolk Ave.
 Norfolk, NE 68701

 Jack Hale                         106        47,100        Founders
 P.O. Box 7038
 Wenatchee, WA 98801

 Paul Axt                          107         5,000          $1.00
 6109 Olinger Blvd.
 City of Edina, MN 55436

 Sandy Corley                      108        20,000           $.50
 12134 Wedgeway Place
 Fairfax, VA 22030-2520

 John Franklin                     109        12,500          1.00
 351 Broadmoor St.
 Richland, WA 99352

 George Miklos                     110         3,000          $1.00
 1500 N. Baltimore Ave.
 Berby, KS 67037

 Roger Wingerter                   111         5,000           $1.00
 4615 NE 248th Circle
 Ringefield, WA 98642

 Miguel Rabay                      112         5,000          $1.00
 19118 NE 51st Street
 Redmond, WA 98053

 Gordon Frazer                     113          5,000         $1.00
 32922 Military Road S.
 Auburn, WA 98001

 D. L. Jenrette (Lavato)           114         25,000       Replacement
 251 Jansen
 Norland, WA 98358

 Anthony Novak                     115         10,000       Founders
 Ski and Sport
 2028 S 272 St.
 Kent, WA 98032

 Arnold Farber, IRA                116          5,000       Founders
 418 Washington Street
 Brighton, MA 02135

 Carol G Farber, IRA               117          5,000       Founders
 418 Washington Street
 Brighton, MA 02135

 Arnold S Farber D.M.D. P.C.       118        60,000        Founders
 418 Washington Street
 Brighton, MA 02135

 Arnold S. Farber                  119        30,000        Founders
 418 Washington Street
 Brighton, MA 02135

 William Coyne                     120        99,000        Founders
 1430 Holcomb St.
 Port Townsend, WA 98368

 Mona Bemired                      121          1,000       Founders
 1430 Holcomb St
 Port Townsend, WA 98368

 Corleen Longland                  122          3,000       Founders
 P.O. Box 3942
 Kent, WA 98032

 Nola Wixom                        123          1,000         $1.00
 5103 S. 360th
 Auburn, WA 98001-0117

 Charles Jackson                   124            500       Founders
 3245 36th Ave. S.
 Seattle, WA 98144

 Tony Gable                        125          8,000       Founders
 Gable Designs
 1809 7th Ave Suite 90101

 Fawn Beneson                      126        233,500       Founders




                            SCHEDULE A-2

                                   Options

Frank W. Wenner                          50,000

                              SCHEDULE B

                            GDI Investors

See Schedule A-1

                               SCHEDULE C

                            GDI Subsidiaries

None

                               SCHEDULE D

Schedule D-1   Shares issued by the Company pursuant to Regulation D

Name                          Number of Shares

Edgewater, Ltd.                         101,593
P.O. Box 2097
Georgetown Grand Cayman
Cayman Islands, B.W.I.

Chantilly Investments, Ltd.             101,593
P.O. Box 2097
Georgetown Grand Cayman
Cayman Islands, B.W.I.

Folkstone, Ltd.                         101,593
P.O. Box 2097
Georgetown Grand Cayman
Cayman Islands, B.W.I.

Gordian Investments Ltd.                16,593
P.O. Box 2097
Georgetown Grand Cayman
Cayman Islands, B.W.I.

Huggermugger, Ltd.                      16,593
P.O. Box 2097
Georgetown Grand Cayman
Cayman Islands, B.W.I.

Ken Lammance                            102,319
Stephan Bandera Street
Apt. 32-A 2nd Floor
Lvov, Ukraine 290646

Schedule D-1   Shares issued by the Company pursuant to S-8

Name                          Number of Shares

Leonard W. Burningham, Esq               32,000
Jeffrey D. Jenson                       244,410

                                 SCHEDULE E

                Global Digital Information, Inc.

                       Designated Directors

Jeffery Beneson

Jose-Luis Riesco

Morris Gorelick

David D. Meunier

                        REORGANIZATION AGREEMENT
                                EXHIBIT 1
                      GDI., Financial Statements

See Item 7 of this Report.

                         REORGANIZATION AGREEMENT
                                EXHIBIT 2

                      Exceptions to GDI Balance Sheet

None.

                          REORGANIZATION AGREEMENT
                                  EXHIBIT 3

                  United States Mining & Exploration, Inc.

                                 Form 10SB

This document has been previously filed with the Securities and Exchange Commission and is incorporated herein by reference.

                          REORGANIZATION AGREEMENT
                                  EXHIBIT 4

                 United States Mining & Exploration, Inc.

                           Financial Statements



The Board of Directors and Shareholders
United States Mining & Exploration, Inc.

We have audited the accompanying balance sheet of United States Mining & Exploration, Inc. as of March 31, 1997, and the related statements of operations, stockholders' deficit, and cash flows for the years ended March 31, 1997 and 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of United States Mining & Exploration, Inc. as of March 31, 1997, and the results of their operations and their cash flows for the years ended March 31, 1997 and 1996, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that United States Mining & Exploration, Inc. will continue as a going concern. As discussed in note 5 to the financial statements, the Company has accumulated losses from operations, has no assets, and has a net working capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in note 5. The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

                                   Mantyla, McReynolds and Associates



Salt Lake City, Utah
May 10, 1997, except as to note 9, which is dated October 17, 1997.

             UNITED STATES MINING & EXPLORATION, INC.
                          Balance Sheet
                          March 31, 1997


                              ASSETS
Assets                                                     $  -0-

                           Total Assets                    $  -0-


         LIABILITIES AND STOCKHOLDERS' DEFICIT

Liabilities:
  Payable to Stockholders - note 8                           1,902
                        Total Liabilities                    1,902

Stockholders' Deficit:
  Capital Stock -- 50,000,000 shares authorized having a
   par value of $.001 per share; 491,314 shares issued
   and outstanding - note 9                                    491
  Additional Paid-in Capital                               441,169
  Accumulated Deficit                                     (443,562)
                   Total Stockholders' Deficit              (1,902)
           Total Liabilities and Stockholders' Deficit        -0-

         See accompanying notes to financial statements.

             UNITED STATES MINING & EXPLORATION, INC.
                     Statements of Operations
           For the Years Ended March 31, 1997 and 1996

                                         1997                         1996

Revenues                                 $    -0-                     $    -0-

General & Administrative Expenses           5,133                        3,385

Operating Loss                             (5,133)                     (3,385)



Extraordinary item:

Income from Forgiveness of Debt - note 7   12,314                       30,232

Provision for income tax on extraordinary
item                                          -0-                       -0-

Net Income from Extraordinary Item          12,314                      30,232

Net Income Before Income Taxes               7,181                      26,847

Current Year Provision for Income Taxes       -0-                       -0-

Net Income                                 $ 7,181                     $26,847

Loss per Share from operations               $ (.01)                   $ (.01)

Income per Share from extraordinary item         .03                       .11

Net Income per Share                         $  .02                    $  .10

Weighted Average Shares Outstanding         390,095                   262,599

         See accompanying notes to financial statements.



             UNITED STATES MINING & EXPLORATION, INC.
               Statements of Stockholders' Deficit
           For the Years Ended March 31, 1997 and 1996

                                         Additional                   Net
                       Common  Common     Paid in   Accumulated  Stockholders'
                       Shares   Stock     Capital     Deficit       Deficit
Balance, March 31,
1995                   242,057  $  242   $  419,908  $(477,590)   $  (57,440)

Issued 133,088
shares of common
stock as repayment
of stockholder loans   133,088     133       11,355           0       11,488

Net Income for the
Year Ended
March 31, 1996                                           26,847       26,847

Balance, March 31,
1996                    375,145    375      431,263    (450,743)     (19,105)

Issued 116,169
shares of common
stock as repayment
of stockholder loans    116,169    116        9,906           0       10,022

Net Income for the
Year Ended
March 31, 1997                                            7,181        7,181

Balance, March 31,
1997                     491,314    491     441,169    (443,562)       (1,902)

    See accompanying notes to financial statements.

            UNITED STATES MINING & EXPLORATION, INC.
                     Statements of Cash Flows
           For the Years Ended March 31, 1997 and 1996



                                                1997                 1996


Cash Flows Provided by/(Used for)
Operating Activities

Net Income                                      $   7,181            $ 26,847

Adjustments to reconcile net income to net cash provided by operating activities:

 Decrease in accounts payable                     (19,105)            (38,335)

      Net Cash Used for Operating Activities      (11,924)            (11,488)

Cash Flows Provided by/(Used for) Financing
Activities

  Proceeds from stockholder loans                  11,924              11,488

     Net Cash Provided by Financing Activities     11,924              11,488

                 Net Increase/(Decrease)in Cash        -0-             -0-

Beginning Cash Balance                                 -0-             -0-

Ending Cash Balance                                $   -0-           $ -0-

Supplemental Disclosure of Cash Flow Information:

  Cash paid during the year for interest           $   -0-           $ -0-

  Cash paid during the year for income taxes       $   -0-           $ -0-

Noncash Financing Activities:

  Common stock issued in repayment of
  stockholder loan                                 $ 10,022          $ 11,488



    See accompanying notes to financial statements.

             UNITED STATES MINING & EXPLORATION, INC.
                  Notes to Financial Statements
                          March 31, 1997


 NOTE 1   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          (a)  Organization

          United States Mining & Exploration, Inc. [formerly known as Forward Electronics Corporation] was formerly in the business of exploring, acquiring, developing and exploiting mineral and mining rights, and developing mining technology and equipment for sale. The Company incorporated under the laws of the State of Utah in 1983. The Company has not engaged in significant operations since 1990.

          The financial statements of the Company have been prepared in accordance with generally accepted accounting principles. The following summarizes the more significant of such policies.

          (b)  Income Taxes

          Effective April 1, 1993, the Company adopted the provisions of Statement of Financial Accounting Standards No. 109 [the Statement], Accounting for Income Taxes. The Statement requires an asset and liability approach for financial accounting and reporting for income taxes, and the recognition of deferred tax assets and liabilities for the temporary differences between the financial reporting bases and tax bases of the Company's assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled. The cumulative effect of this change in accounting for income taxes as of March 31, 1997 is $0 due to the valuation allowance established as described below.

          (c)  Net Income Per Common Share

          Net income per common share is based on the weighted-average number of shares outstanding.

NOTE 1    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
           [continued]

          (d)  Statement of Cash Flows

          For purposes of the statements of cash flows, the Company considers cash on deposit in the bank to be cash. The Company had $0 cash at March 31, 1997.

NOTE 2    ACQUISITION OF UNITED STATES MINING & EXPLORATION, INC.

          Forward Electronics Corporation incorporated under the laws of the State of Utah in 1983. In 1988, Forward Electronics Corporation entered into an agreement and plan of reorganization with United States Mining & Exploration, Inc., incorporated in 1987 under the laws of the State of Delaware. Provisions of the agreement included the acquisition of all 1,000 issued and outstanding common shares of United States Mining & Exploration, Inc. in exchange for 223,458 common shares of Forward Electronics Corporation. The transaction closed with the exchange of shares provided for in the agreement. Subsequent to the closing date, Forward Electronics Corporation filed "Articles of Amendment to Forward Electronics Corporation" with the Division of Corporations of the State of Utah changing the Corporate Name to "United States Mining & Exploration, Inc." The Division of Corporations and Commercial Code of the Utah State Department of Business Regulation approved and recorded the amendment, resulting in a parent company and a wholly-owned subsidiary company with the same name. The subsidiary corporation was dissolved.

NOTE 3    ACQUISITION OF RIDGE ROCK MINING CORPORATION

          In 1988, United States Mining & Exploration, Inc. [parent] entered into an agreement and plan of reorganization with Ridge Rock Mining Corporation, incorporated in 1987 under the laws of the State of Utah. Provisions of the agreement included the acquisition of all 49,998 issued and outstanding common shares of Ridge Rock Mining Corporation in exchange for 3,475 common shares of United States Mining & Exploration, Inc. At closing, Ridge Rock Mining Corporation became a wholly-owned subsidiary of United States Mining & Exploration, Inc. The subsidiary corporation was dissolved.

NOTE 4    ACQUISITION OF ROCKY MOUNTAIN-PROCESS COMPONENTS

          During 1989, United States Mining & Exploration, Inc. [parent] entered into an agreement and plan of reorganization with Rocky Mountain-Process Components. Provisions of the agreement included the acquisition of all 2,000 issued and outstanding common shares of Rocky Mountain-Process Components in exchange for 17,712 common shares of United States Mining & Exploration, Inc. At closing, Rocky Mountain-Process Components became a wholly-owned subsidiary of United States Mining & Explorations, Inc. The subsidiary corporation was dissolved.

NOTE 5    LIQUIDITY

          The Company has accumulated losses since inception through March 31, 1997 amounting to $443,562, has no assets, and has a net working capital deficiency at March 31, 1997. These factors raise substantial doubt about the Company's ability to continue as a going concern.

          Management plans include finding a well-capitalized merger candidate to recommence its operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 6    INCOME TAXES

          The Company adopted the provisions of Statement of Financial Accounting Standards No. 109 [the Statement], Accounting for Income Taxes, as of April 1, 1993. Prior years' financial statements have not been restated to apply the provisions of the Statement. No provision has been made for income taxes in the financial statements because the Company has accumulated substantial losses since inception.

          The tax effects of temporary differences that give rise to significant portions of the deferred tax asset at March 31, 1997 have no impact on the financial position of the Company. A valuation allowance is provided when it is more likely than not that some portion of the deferred tax asset will not be realized.
          Because of the lack of taxable earnings history, the Company has established a valuation allowance for all future deductible temporary differences.

NOTE 7    INCOME FROM FORGIVENESS OF DEBT

          During the year, management successfully negotiated the settlement of all outstanding debts to outside creditors. As a result of these successful negotiations, the Company benefitted with $12,314 and $30,232 of forgiveness of debt income for the fiscal years ended March 31, 1997, and 1996, respectively.

NOTE 8    RELATED-PARTY TRANSACTIONS

          During the fiscal year ended March 31, 1996, a shareholder and consultant advanced funds totaling $11,488 for payment of operating expenses and settlement of certain of the Company's existing debts. The Board of Directors authorized the issuance of 133,088 shares of common stock as reimbursement for the advances.

          During the fiscal year ended March 31, 1997, a shareholder and consultant advanced funds totaling $11,924 for payment of operating expenses and settlement of certain of the Company's existing debts. The Board of Directors authorized the issuance of 116,169 shares of common stock as reimbursement for a portion of the advances, leaving a remaining balance payable to stockholders of $1,902 at March 31, 1997.

NOTE 9    REVERSE STOCK SPLIT

          On June 2, 1997, the Company effected a 1 for 86.322 reverse stock split. The par value and authorized number of shares remain unchanged. At the time of the reverse stock split, the Company had 42,404,945 shares issued and outstanding. The resulting number of shares, subsequent to the reverse stock split, was 491,314, adjusted for rounding for fractional shares. All share amounts in the financial statements have been restated to reflect the post-split denominations.

                   UNITED STATES MINING & EXPLORATION, INC.
                              BALANCE SHEETS
                    September 30, 1997 and March 31, 1997
                                       9/30/97        3/31/97
                                     [Unaudited]
 ASSETS

 Total Current Assets                  $      0       $      0

 TOTAL ASSETS                          $      0       $      0

LIABILITIES AND STOCKHOLDERS' DEFICIT

LIABILITIES:
 Loans from stockholders               $      0          1,902
 Total liabilities                            0          1,902

 TOTAL LIABILITIES                            0          1,902

 EQUITY
 Common Stock                             1,044         42,405
 Paid-in Capital                        446,147        399,255
 Accumulated Deficit                   (447,191)      (443,562)
 TOTAL EQUITY                                 0         (1,902)

 TOTAL LIABILITIES & EQUITY            $      0       $      0


NOTE TO FINANCIAL STATEMENTS: Interim financial statements reflect all adjustments which are, in the opinion of management, necessary to a fair statement of the results for the periods. The March 31, 1997 balance sheet has been derived from the audited financial statements. These interim financial statements conform with the requirements for interim financial statements and consequently do not include all the disclosures normally required by generally accepted accounting principles.


                 UNITED STATES MINING & EXPLORATION, INC
                         STATEMENTS OF OPERATIONS
         For the Six-Month Periods Ended September 30, 1997 and 1996

                     Three Months   Three Months   Six Months   Six Months
                        Ended          Ended         Ended        Ended
                       9/30/97        9/30/96       9/30/97      9/30/96
                     [Unaudited]    [Unaudited]   [Unaudited]  [Unaudited]
 REVENUE
 Income                $      O       $      O      $      O     $      O
 NET REVENUE                  0              0             0            0

 OPERATING EXPENSES
 Office Expenses              0          1,028           191        1,103
 Professional Fees        1,135          2,631         3,438        2,634
 TOTAL OPERATING EXPENSES 1,135          3,659         3,629        3,737

 OPERATING INCOME/(LOSS)$(1,135)      $ (3,659)     $ (3,629)    $ (3,737)

 OTHER INCOME/(EXPENSE)
 Income from forgiveness
   of debt                    0              0             0       13,090
 NET INCOME/(LOSS)      $(1,135)      $ (3,659)     $ (3.629)    $  9,353

 NET LOSS PER SHARE     $ (0.01)      $  (0.01)     $  (0.01)    $   0.01

WEIGHTED AVERAGE NUMBER
OF SHARES OUTSTANDING   583,497     32,383,155    14,508,616   32,383,155


                UNITED STATES MINING & EXPLORATION, INC.
                       STATEMENTS OF CASH FLOWS
      For the Six-Month Periods Ended September 30, 1997 and 1996

                     Three Months   Three Months   Six Months   Six Months
                        Ended          Ended         Ended        Ended
                       9/30/97        9/30/96       9/30/97      9/30/96
                     [Unaudited]    [Unaudited]   [Unaudited]  [Unaudited]
 Cash Flows Used For
 Operating Activities
 Net Loss             $  (1,135)     $  (3,659)    $  (3,629)   $   9,354
 Adjustments to
 reconcile net loss
 to net cash used in
 operating activities:

  Forgiveness of Debt         0              0             0      (13,090)
  Issuance of common
  stock in exchange for
  expenses paid by a
  shareholder             5,531              0         5,531            0
 Increase/(Decrease) in
  advance-shareholder    (4,396)         3,659        (1,902)       3,736

 Net Cash Used For
   Operating Activities $     O       $      O       $     0     $      O


                       REORGANIZATION AGREEMENT
                               EXHIBIT 5

                                Finders

NONE

                          CLOSING CERTIFICATE
                                  OF
              UNITED STATES MINING & EXPLORATION, INC.


The undersigned, President of United States Mining & Exploration, Inc., a corporation formed under the laws of Utah ("US Mining") pursuant to that certain Reorganization Agreement dated October 31, 1997, among the Global Digital Information, Inc. ("GDI"), the GDI Shareholders, the GDI Option Holder, and US Mining (the "Agreement") hereby certifies that:

Each of the representations and warranties of US Mining are true and correct as of October 31, 1997, and that all of the conditions to the obligations of Global Digital Information, Inc., the GDI Shareholders and the GDI Option Holder which are to be performed by US Mining pursuant to the Agreement have been performed as of the Closing Date.

Dated: November 11, 1997

United States Mining & Exploration, Inc.
By /s/ Sheryl Ross
Its President

                            CLOSING CERTIFICATE
                                   OF
                      GLOBAL DIGITAL INFORMATION, INC.

The undersigned, the President of Global Digital Information, Inc., a corporation formed under the laws of Washington ("GDI") pursuant to that certain Reorganization Agreement dated October 31, 1997, among GDI, the GDI Shareholders, the GDI Option Holder, and United States Mining & Exploration, Inc., a Utah corporation (the "Agreement") hereby certifies that:

Each of the representations and warranties of GDI are true and correct as of October 31, 1997, and that all of the conditions to the obligations of United States Mining & Exploration which are to be performed by GDI the GDI Shareholders and the GDI Option Holder pursuant to the Agreement have been performed as of the Closing Date.

The Company has mailed to each of its shareholders, by U.S. mail, a copy of the United States Mining & Exploration current Form 10SB, as amended.

Dated: October 31, 1997


Global Digital Information, Inc.

By /s/ Jeffrey Beneson
Its President